UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Advanced Environmental Recycling Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

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ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.
914 N Jefferson Street
Springdale, Arkansas 72764
(479) 756-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, June 19, 2014

To our Stockholders:

The annual meeting of stockholders of Advanced Environmental Recycling Technologies, Inc. will be held at the Company’s corporate offices at 914 N. Jefferson St., Springdale, Arkansas 72764, at 10:00 a.m., local time, Thursday, June 19, 2014, to consider and act upon the following matters, all as more fully described in the accompanying proxy statement, which is incorporated herein by this reference:

1.	To elect three members to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualify.
2.	To approve the compensation plan for the named executive officers.
3.	To approve the frequency to vote on the approval of compensation for the named executive officers.
4.	To ratify the appointment of HoganTaylor LLP as independent public accountants of the company for the year ending December 31, 2014.
5.	To transact such other business and to consider and take action upon any and all matters that may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 21, 2014, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.

These proxy materials and our annual report to stockholders will be furnished to our stockholders on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and annual report. We will instead send stockholders a notice regarding the availability of proxy materials with instructions for accessing the proxy materials and annual report on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our 2014 annual meeting. If one wishes to receive physical copies of our proxy materials and annual report, one may request copies of such documents by sending a written request to our investor relations department, 914 N. Jefferson St., Springdale, AR 72764, by registered, certified or express mail or by calling our investor relations department at (479) 203-5084.

Sincerely,

/s/Bobby J. Sheth
Secretary

April 23, 2014

Table of Contents

SOLICITATION AND REVOCABILITY OF PROXIES	1

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	1

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT	3

CORPORATE GOVERNANCE	6

AUDIT COMMITTEE REPORT	8

COMPENSATION COMMITTEE	9

DIRECTOR COMPENSATION	11

EXECUTIVE OFFICER COMPENSATION	11

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	14

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15

PROPOSALS FOR SHAREHOLDER CONSIDERATION	16

Proposal 1: Election of Directors	16
Proposal 2: Approval, on an advisory basis, of compensation for the named executive officers.	17
Proposal 3: Advisory vote on the frequency of holding an advisory vote on executive compensation.	17
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	18

COST AND METHOD OF PROXY SOLICITATION	19

ADDITIONAL INFORMATION AVAILABLE	19

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2015	19

OTHER MATTERS	19

ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.
914 N. Jefferson Street
Springdale, Arkansas 72764
(479) 756-7400

Annual Meeting of Stockholders
June 19, 2014

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (AERT or Company), for use at the annual meeting of stockholders to be held at the Company’s corporate offices at 914 N. Jefferson St., Springdale, AR 72764, at 10:00 a.m. local time, Thursday, June 19, 2014, and at any adjournments thereof. The notice of meeting and notice regarding the availability of proxy materials with instructions for accessing the proxy materials and annual report on the Internet are being mailed to stockholders on or about May 6, 2014.

A proxy may be revoked by delivering another proxy (either Internet proxy or printed proxy) with a later date, entering a new vote by Internet or telephone, delivering a written notice of revocation to the principal office of the Company, or in person at the meeting at any time prior to the voting thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on April 21, 2014, there were 89,541,289 shares of Class A common stock, 89,873 shares of Class B common stock, and 20,524.149 shares of Series E preferred stock issued and outstanding. Each outstanding share of Class A common stock entitles the holder thereof to one vote on matters submitted to the stockholders and each share of Class B common stock entitles the holder thereof to five votes on matters submitted to the stockholders. Each outstanding share of Series E preferred stock entitles the holder to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted based upon an initial conversion amount of $1,000 per share, subject to adjustment for accruing dividends, and an initial conversion price of $0.075 per share, subject to adjustment. Accordingly, as of the date hereof, each such share of Series E preferred stock is currently entitled to 13,333 votes.

 The holders of record of the Class A common stock, Class B common stock, and Series E preferred stock outstanding on April 21, 2014 will vote together as a single class on all matters submitted to stockholders and such other matters as may properly come before the annual meeting and any adjournments or postponements thereof.

The form of proxy provides a method for stockholders to withhold authority to vote for any one or more nominees (See “Election of Directors” for the method of withholding authority to vote for directors) or for a particular matter. By withholding authority, shares will not be voted either for or against a nominee or a particular matter but will be counted for quorum purposes. Abstentions and brokers’ “non-votes”, if any, are counted for purposes of determining a quorum but will have no effect on the election of directors or other matters intended to be submitted to a vote of the stockholders.

As of April 21, 2014, the Company’s directors and named executive officers beneficially owned approximately 3.6% of the currently outstanding shares of Class A common stock and collectively beneficially owned shares representing approximately 0.8% of the votes entitled to be cast upon matters submitted at the annual meeting. H.I.G. AERT, LLC owned 79.5% of the votes entitled to be cast and 82.1% of the shares as a beneficial owner and may be in a position to control the Company.

The following table sets forth, as of April 21, 2014, certain information with regard to the beneficial ownership of the Company’s capital stock by each beneficial owner of 5% or more of the outstanding stock, by each named executive officer and director of the Company, and by all directors and named officers as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Advanced Environmental Recycling Technologies, Inc., 914 N. Jefferson St., Springdale, AR 72764.

Title of Class (1)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Class A	H.I.G. AERT, LLC	343,240,567	(3)	82.5%
Series E		20,524.149	(3)	100.0%

Class A	Joe G. Brooks	1,978,148		*

Class A	Timothy D. Morrison	700,000	(4)	*

Class A	J.R. Brian Hanna	500,000	(4)	*

Class A	Randall G. Gottlieb	-		*

Class A	Vernon J. Richardson	10,000	(4)	*

Class A	Michael R. Phillips	-		*

Class A	Todd J. Ofenloch	-		*

Class A	Bobby J. Sheth	-		*

Class A	Jackson S. Craig	-		*

__________________
*Represents less than 1.0%

(1)	Each share of Series E preferred stock is, by its terms, convertible into 13,333 shares of Class A common stock, subject to adjustment.

(2)
Beneficial ownership of shares was determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Class A common stock beneficial ownership was calculated by dividing the beneficial ownership of each stockholder by the sum of the total shares of Class A common stock outstanding at April 21, 2014 (89,541,289) plus, in the case of each such stockholder, any shares issuable to such stockholder upon the exercise or conversion of any derivative securities that are currently exercisable or become exercisable within 60 days of April 21, 2014.

(3)
Includes 15,289,890 shares of Class A common stock received for exchange of Series D preferred stock at the time of recapitalization. Also includes 273,655,320 shares of Class A common stock issuable upon conversion of 20,524.149 shares of Series E preferred stock. The shares of Series E preferred stock are convertible into shares of Class A common stock at H.I.G. AERT, LLC’s election and for no additional consideration provided. The total also includes 54,295,357 shares of Class A common stock issuable upon conversion of $4,072,152 dividends accrued on Series E preferred stock. H.I.G. AERT, LLC’s address is c/o H.I.G. Capital, LLC, 1450 Brickell Avenue, 31st Floor, Miami, FL 33131, Attention: Richard H. Siegel, Esq.

(4)	Includes shares issued pursuant to 2011 restricted stock awards.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

On August 8, 2013, by special resolution, the Board of Directors approved a change in management of the Company. Timothy D. Morrison assumed the responsibilities of Chief Executive Officer from Joe G. Brooks, who remains the Chairman of the Board of Directors, and Randall D. Gottlieb undertook his new role as President.

The directors, nominees for director and executive officers of the Company are as follows:

Name	Age	Position
Joe G. Brooks	58	Chairman of the Board of Directors
Timothy D. Morrison	55	Chief Executive Officer and Director
J. R. Brian Hanna	61	Chief Financial Officer
Randall D. Gottlieb	41	President
Brent D. Gwatney	51	Senior Vice-President – Sales and Marketing
Alford E. Drinkwater	62	Senior Vice-President – Dev & Gov'tl Affairs
Vernon J. Richardson	47	Director
Michael R. Phillips	38	Director
Todd J. Ofenloch	37	Director
Bobby J. Sheth	36	Director and Secretary
Jackson S. Craig	38	Director

Joe G. Brooks serves the Company’s Board of Directors as its Chairman. Mr. Brooks has served as President and/or other executive officer since the Company’s inception in December 1988.

Under Mr. Brooks’ guidance, the Company received numerous recognitions including the U.S. Environmental Protection Agency Environmental Excellence Award and the U.S. Air Force Employer Patriot Award. In 1995, he was appointed by Governor George W. Bush as a member of Clean Texas 2000. He has a long-standing background in plastic recycling. Director qualifications include industry and company experience as a founder of the Company and joint inventor on the Company’s patents. Mr. Brooks holds a B.S. and M.S. degrees in Food Science and Engineering from the University of Arkansas.

Timothy D. Morrison joined AERT as President in March 2008 and has served as a director since June 2009. On August 8, 2013, by special resolution of the Board of Directors, Mr. Morrison was appointed the Chief Executive Officer for AERT.

Mr. Morrison has a background in polymer engineering as well as experience in turnaround management. He began his career with Dow Chemical in the hydrocarbons and polyethylene group where he held both operations and business positions. He led the Promix Joint Venture with Dow, Texaco, and Enterprise Products before moving to Harris Chemical in 1992 as an equity partner where he led the turnaround of operations, customer service, information technology (IT), purchasing, and logistics for the leveraged buyout group. In 2000, Mr. Morrison joined Cyctec’s engineered products composite business, managing the composites and adhesives business. He brings experience in successfully servicing the needs and requirements of big box retailers from Valspar, where he served most recently as manager for Valspar’s Texas Division. Director qualifications include industry and technology experience as a manager in various manufacturing companies and with a chemical engineering background. Mr. Morrison has B.S. in Chemical Engineering from the University of Alabama, an M.B.A. from the University of Southern California, and training in both Lean Manufacturing and Six Sigma.

J. R. Brian Hanna joined AERT as Chief Financial Officer in November 2008. Mr. Hanna has most recently served as Chief Financial Officer of JT Sports (formerly Brass Eagle Inc.) from December 1, 1997 to October 31, 2008. Mr. Hanna obtained his Chartered Accountant’s designation with Deloitte & Touche in 1982 and later became a Certified Public Accountant. Mr. Hanna’s background includes merger and acquisition integrations, financial system/IT implementations in addition to establishing internal controls, strategic planning, and treasury functions.

Randall D. Gottlieb joined AERT in 2013 assuming the role of President. Mr. Gottlieb has a background in general management, sales, and production. Mr. Gottlieb graduated from Miami University in Oxford, Ohio in 1995 with a B.S. in Manufacturing Engineering, cum laude. He received his M.B.A. from Duke University in Durham, North Carolina in 2001.

Mr. Gottlieb began his career in 1995 with Accenture of Chicago, Illinois, where he resolved business and technical issues for a variety of industries, including Caterpillar, Inc. for whom he redesigned an order filling process and implemented changes through software design. In 2001, through the North Mississippi Broadband Access Initiative in Tupelo, Mississippi, Mr. Gottlieb created a plan to provide broadband internet access within a 16-county region in north Mississippi. During 2002 and 2003, while at Tefen USA of New York City, Mr. Gottlieb worked with Pfizer and Pharmacia and Schering Plough to improve tracking methods for key performance indicators. Mr. Gottlieb comes to AERT from Oldcastle, North America’s largest manufacturer of building products and materials. During his time at Oldcastle, Mr. Gottlieb was responsible for the national account for Lowe’s in six product categories. He brings to AERT proven results in improving operational efficiencies, reducing costs, adding value, and increasing results.

Brent D. Gwatney became a part of the AERT team in October 2007 as the National Sales Manager for MoistureShield® sales. Mr. Gwatney has over twenty-nine years in the building industry, fourteen of which were as a manager of operations and sales in the composite industry. He attended the Carlson School of Management and Strategic Planning at the University of Minnesota. In August 2008, he was promoted to Vice President of MoistureShield® Sales and in 2011 he was promoted to Senior Vice President of Sales and Marketing for AERT.

Alford E. Drinkwater has served as Senior Vice President in various capacities since September 2003, and is currently the Company’s Senior Vice President of Development and Governmental Affairs. Prior to joining the Company in May 2000, Mr. Drinkwater had been the Assistant Director for the Established Industries Division of the Arkansas Department of Economic Development and was on the Advocacy Team from November 1988 until January 2000. From September 1986 until July 1988, he owned and operated Town and Country Waste Services, Inc. a waste services company engaging in the development of waste recycling, energy recovery, and disposal systems. From April 1981 until January 1987, Mr. Drinkwater was the Resource Recovery Manager for Metropolitan Trust Company, and was primarily involved in waste-to-energy systems development. From July 1974 until April 1981, Mr. Drinkwater worked for the State of Arkansas as Assistant to the Chief of the Solid Waste Control Division of the Arkansas Department of Pollution Control & Ecology and as the Manager of the Biomass and Resource Recovery Program of the Arkansas Department of Energy.

Dr. Vernon J. Richardson has been the accounting department chair in the Sam M. Walton College of Business at the University of Arkansas since 2007. He received an M.B.A. and undergraduate degrees in accounting from Brigham Young University prior to receiving a Ph.D. in accounting from the University of Illinois at Urbana-Champaign. Dr. Richardson then joined the faculty of the University of Kansas, holding assistant and associate professor positions from 1997 to 2005. He has been a professor in the Sam M. Walton College of Business at the University of Arkansas since 2005 and is currently the S. Robson Walton Endowed Chair in Accounting. Dr. Richardson has served in various positions with the American Accounting Association, and performs expert witness and consulting services. He has served as a director at Reassure America Life Insurance Company. Director qualifications include leadership, research, technology and finance experience as an accounting professor and chair of a university level accounting department.

Michael R. Phillips is a Managing Director with H.I.G. Capital, a private equity firm headquartered in Miami with offices in Atlanta, Boston, Chicago, New York, San Francisco, Hamburg, London, Madrid, Paris, and Rio de Janeiro. Mr. Phillips has many years of experience in investing in and advising middle market companies. Prior to H.I.G. Capital, Mr. Phillips was a management consultant with Bain & Company and an investment banker with Lehman Brothers. He sits on the boards of several portfolio companies of H.I.G. Mr. Phillips earned his B.S in Engineering degree from Princeton University and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Phillips’ experience in investment banking, financial consulting, and risk management gives him a valuable perspective and insight into the issues facing our company today and is applicable to our business needs.

Todd J. Ofenloch is a Principal in the Boston office of H.I.G. Capital. Mr. Ofenloch is responsible for evaluating and executing new investment opportunities, as well as working with certain existing portfolio companies. He has many years of experience investing in middle market private equity transactions and has worked on investments in a broad range of industries, including building products, business services, food and consumer products, media and marketing services, environmental services and distribution/logistics. Prior to H.I.G. Capital, Mr. Ofenloch was an investment professional at Parthenon Capital Partners and GTCR. He began his career as an investment banker at Lazard Frères, specializing in mergers & acquisitions advisory services.

Mr. Ofenloch graduated from the University of Illinois with a B.S. in Accountancy and received an M.B.A. from Columbia Business School. Mr. Ofenloch’s experience with business development, strategic planning, and risk management is applicable to our company needs. His knowledge and expertise in finance and assorted business markets are beneficial on our Board.

Bobby J. Sheth is a Principal with H.I.G. Capital. Since joining the firm in 2007, Mr. Sheth has participated in a variety of new deal processes, divestitures, and financings. Mr. Sheth also sits on the boards of several H.I.G. portfolio companies. Prior to joining H.I.G., Mr. Sheth has also worked as a consultant for Alvarez & Marsal and as an Investment Banker for Citigroup. Mr. Sheth earned a Bachelor of Commerce in Finance from the University of Toronto and an M.B.A. from Harvard Business School. He is also a Chartered Financial Analyst holder. Mr. Sheth’s experience as an investment banker as well as his knowledge in risk management, business development, and strategic planning provides a strong perspective into the needs of our company.

Jackson S. Craig is a Managing Director of Bayside Capital, an affiliate of H.I.G. Capital. Currently, he is responsible for all aspects of the investment process, including sourcing, transaction structuring, and financing as well as post-closing growth strategies. Mr. Craig brings many years of experience in private equity and debt investing into this capacity. Before joining Bayside, Mr. Craig spent ten years with DDJ Capital Management, LLC, a leading middle market distressed debt and private equity firm. While at DDJ, he co-managed the control distressed strategy and led investments across a number of sectors. Mr. Craig also sat on the Board of Directors of several DDJ portfolio companies. Prior to DDJ, Mr. Craig worked with Morgan Stanley as a research analyst on the distressed debt and special situations trading desk. Mr. Craig obtained a B.S.B.A. from the University of Vermont. Mr. Craig’s work in the financial services arena as well as his wealth of knowledge with strategic planning, managing risk, and business development provides a valuable addition to our Board.

Pursuant to the Series E Designation, which was filed with the Delaware Secretary of State on March 17, 2011 as an amendment to the Company’s Certificate of Incorporation, H.I.G. has the exclusive right as holder of the Series E Preferred stock to vote separately as a single class to elect (i) for so long as there remains outstanding shares of Series E Preferred Stock representing at least twenty percent (20%) of the outstanding shares of common stock, four out of seven directors and (ii) for as long as any shares of Series E Preferred Stock remain outstanding but such outstanding shares of Series E Preferred Stock do not satisfy the provisions of clause (i) above, one of the Company’s seven directors. Each committee of the Board shall include at least one Series E Director. All Series E Directors shall be elected by the affirmative vote of the required holders either at meetings of stockholders at which directors are elected, a special meeting of the holders of the Series E Preferred Stock, or by written consent without a meeting.

Each of the Company’s directors has been elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors. No nominee or current-standing director or officer of the Company has any pending or prior legal involvement that would be material to an evaluation of the ability or integrity of any director.

CORPORATE GOVERNANCE

Independence of Directors

For the year ending December 31, 2013, the Board of Directors was comprised of Joe G. Brooks, Timothy D. Morrison, Vernon J. Richardson, Michael R. Phillips, Bobby J. Sheth, Todd J. Ofenloch, and Jackson S. Craig.

The Board of Directors determined that during 2013 Vernon J. Richardson was independent, and that Joe Brooks, Chairman, and Timothy D. Morrison, Chief Executive Officer, were not independent. As the result of the Series E designation provided to H.I.G. in connection with the Recapitalization Transactions, Michael R. Phillips, Todd J. Ofenloch, Bobby J. Sheth and Jackson S. Craig, who are affiliated with H.I.G. are not considered independent.

During fiscal 2013, the Company did not hold any executive sessions of the Board of Directors in which only independent members of the Board were present.

Board Leadership

Our Board of Directors’ current leadership structure includes a Chairman of the Board and the Audit, Compensation and Governance Committees. The Audit Committee is chaired by an independent director. Our Board of Directors has determined that the appointment of the Chief Executive Officer and the election of the Chairman of the Board of Directors, as separate parties, is an appropriate structure for the Company considering the size of the Company and the Board of Directors.

Our Board of Directors’ Audit Committee provides oversight of management and handling risk. Our Audit Committee oversees, among other things, the integrity of our consolidated financial statements; compliance, regulatory and legal risk; and the overall effectiveness of our system of internal controls and our policies and procedures for managing risk and assessing risk. Members of our Board of Directors also receive frequent updates from management regarding all aspects of the enterprise risk management, including our performance versus budget. Our Board of Directors’ leadership structure is consistent with our approach to risk oversight, as the Chief Executive Officer is involved directly with management, and the corporate governance role is enacted by the Board of Directors as a whole.

Stockholder and Interested Parties Communications with the Board

Stockholders and other interested parties may contact any of the Company’s directors, a committee of the Board of Directors, the Board’s independent director, or the Board generally, by writing to them at Advanced Environmental Recycling Technologies, Inc., c/o Corporate Secretary, at the address shown on the cover of this proxy statement. Stockholder communications received in this manner will be handled in accordance with procedures approved by the Board’s independent director. The Company encourages, but does not require, directors to attend annual meetings of stockholders.

Board Meetings and Certain Committee Reports and Meetings

During the Company’s fiscal year ended December 31, 2013, the Board of Directors held two meetings. Six of the seven Board members attended 100% of the total number of meetings and the committees on which they served. One member of the Board, Jackson S. Craig, attended one meeting, or 50%. Two of the seven Board members attended the 2013 annual shareholders meeting.

Audit Committee

The Board of Directors reaffirmed that Vernon Richardson qualifies as an Audit Committee financial expert; as such term is defined in rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002. Dr. Richardson was confirmed as Chair as were members, Bobby J. Sheth and Todd J. Ofenloch. The Audit Committee is directly responsible for the engagement of the Company’s independent accountants and is responsible for approving the services performed by the Company’s independent accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. In 2013, the Audit Committee engaged in quarterly discussions with the Company’s auditors concerning their quarterly reviews and annual audit of the Company’s financial statements and with management concerning their preparation of the financial statements.

Compensation Committee

The Board of Directors appointed Michael Phillips as Chair and Vernon Richardson, and Jackson Craig members of the Compensation Committee. The Compensation Committee establishes and administers the Company’s compensation plans on behalf of the Board of Directors and makes recommendations to the Board of Directors as to stock options, restricted stock awards or other awards granted thereunder and other compensation matters.

The Compensation Committee has a charter that is available on AERT’s website, http://www.aert.com/.

Corporate Governance and Nominating Committee

The duties of the Corporate Governance and Nominating Committee are assumed by the full Board of Directors in evaluating the efforts of the Company and its Board of Directors to maintain effective Corporate Governance practices. The Board identifies candidates for election to the Board of Directors.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including being able to read and understand financial statements and having the highest personal integrity and ethics. The Committee also considers such factors as relevant expertise and experience, ability to devote sufficient time to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. The Board is responsible for recommending candidates for nomination. When considering potential director nominees, the Board reviews available information regarding each potential candidate including qualifications, experience, skills and integrity as well as race, gender and ethnic diversity. The Board also considers past performance before nominating any director for re-election. Although we do not have a formal policy regarding diversity, our Board views its diversity as a priority and seeks diverse representation among members.

The Corporate Governance and Nominating Committee does not have a charter. The Board of Directors does not have a formal process for identifying and evaluating nominees for director. Instead, it uses its network of contacts to identify potential candidates. The Board will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board will meet to discuss and consider such candidates’ qualifications and then select a nominee by majority vote.

Although the Board of Directors has not established a formal policy for considering nominees recommended by stockholders, the Board will consider director candidates recommended by stockholders. Because those candidates will receive substantially the same consideration that candidates recommended by members of the Board receive, the Board of Directors is of the view that it is appropriate for the Company to not have a formal policy for considering such candidates at this time. Stockholders wishing to recommend director candidates for consideration by the Board may do so in writing to the corporate secretary by December 31, 2014, at least 120 days in advance of the date corresponding to the mailing of proxy materials for the annual meeting, giving the recommended nominee’s name, biographical data, and qualifications, accompanied by the written consent of the recommended nominee.

The charters of the Audit and Compensation Committees are available on the corporate website at http://www.aert.com/. The Company has implemented a “Corporate Compliance Line” through which the Audit Committee, the Board of Directors, and the corporate compliance officer may be contacted, as appropriate. This service and number is available on our corporate website.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee for fiscal year 2013 does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference therein.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee’s responsibility is to engage independent public accountants for the Company and to monitor and oversee the Company’s financial reporting process and report its findings to the Board of Directors.

The Audit Committee of the Company is currently composed of three non-employee directors. The Committee fulfills its responsibilities through periodic meetings with management and independent auditors. On February 26, 2014, the Committee reviewed and discussed with management and independent auditors the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2013. The Audit Committee has also discussed with HoganTaylor LLP matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received written disclosures from HoganTaylor LLP regarding their independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with representatives of HoganTaylor LLP the independence of HoganTaylor LLP.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm, HoganTaylor LLP, is compatible with maintaining auditor independence. HoganTaylor LLP performed tax consulting and preparation services for the Company during 2013. No other non-audit related services were provided by HoganTaylor LLP during 2013.

Submitted by the Audit Committee,

Vernon J. Richardson, Chairperson
Bobby J. Sheth
Todd J. Ofenloch

COMPENSATION COMMITTEE

Setting Executive Compensation

The Committee strives to establish and periodically review AERT’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other AERT employees and make recommendations to the Board of Directors regarding:

•	Compensation arrangements and incentive goals for executive officers and administration of the compensation plans and recommendations to the Board of Directors with respect thereto;

•	The performance of the executive officers and incentive compensation awards and adjustment of compensation arrangements as appropriate based upon performance; and

•	Management development and succession plans and activities.

The primary components of our executive compensation programs are: base salary, discretionary awards, and long-term incentive awards.

 Base Salary

Base salaries are generally targeted at the middle of the competitive marketplace (the “median”).

The “market rate” for an executive position is determined through an assessment by our human resources personnel under the guidance and supervision of the Committee. This assessment considers relevant industry salary practices, the position’s complexity, and level of responsibility, its importance to AERT in relation to other executive positions, and the competitiveness of an executive’s total compensation.

Subject to the Committee’s approval, the level of an executive officer’s base pay is determined on the basis of:

•	Relevant comparative compensation data; and

•	The Chief Executive Officer’s assessment (except with respect to himself) of the executive’s performance, experience, demonstrated leadership, job knowledge, and management skills.

Discretionary Awards

The Committee may, at its discretion, authorize periodic cash awards to executives. Discretionary awards are designed to give the Committee the flexibility to provide incentives that are comparable to those found in the marketplace in which we compete for executive talent. In determining the extent and nature of discretionary awards, the Committee considers our cash flow, net income, progress toward short-term and long-term business objectives, and other competitive compensation programs.

When considering discretionary awards, the Committee identifies the employees who are eligible to participate and computes and certifies the size of the discretionary pool based on financial information supplied by our executive officers. The award made to each eligible participant is based on the opportunity level assigned to the participant and an assessment of his or her performance and the performance of their business unit versus corporate objectives.

Long-Term Incentive Awards

Long term executive incentives are designed to promote the interests of AERT and its stockholders by attracting and retaining eligible directors, executives and other key employees. The Committee has the authority to determine the participants to whom awards shall be granted. The awards under our prior plans could be made in the form of stock options, restricted stock units, performance awards, and other stock-based awards.

2012 Stock Incentive Plan

The 2012 Stock Incentive Plan (the “Plan”) is administered by the Compensation Committee of the Board of Directors, and thereafter by such committee as the Board may from time to time designate, or by the Board itself, if it shall so designate (the body that administers the 2012 Plan is referred to as the “Committee”). Except when the entire Board is acting as the 2012 Plan Administrator, the Committee administering the 2012 Plan shall consist solely of two or more persons all of whom are both “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee has adopted a charter that is available on the Company’s web site at http://www.aert.com/.

The 2012 Stock Incentive Plan (the “Plan”) was ratified by our shareholders in 2012. The Plan is an equity-based incentive compensation plan that is used to distribute awards to qualified employees, thereby fulfilling the following objectives of the Company:

1.	To enhance the Company’s ability to attract highly qualified personnel
2.	To strengthen the Company’s retention capabilities
3.	To enhance the long-term performance and competitiveness of the Company
4.	To align the interest of Plan participants with those of the Company’s shareholders.

No awards have been made under this plan.

Plan Basics

A total of 40,000,000 shares are available for issuance under the Plan. The shares deliverable pursuant to awards are authorized but unissued shares, or shares that the Company otherwise holds in treasury or trust. Participants are solely responsible for taxes due on awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of decent or distribution. In the event of a change of control, shares will be equitably adjusted. Awards will be assumed by the successor company; the awards Committee may accelerate vesting, arrange for cash payment, terminate all or some awards, or make other modifications. Pursuant to the Awards Agreement, the Company may terminate, rescind, or recapture any outstanding, unexercised, unexpired, unpaid, or deferred awards. The Company may require that any Participant reimburse the Company for all or any portion of the awards granted under this Plan. No Participant shall have any rights as a shareholder of the Company until the date of issuance of a share certificate. The Plan is valid for a period of 10 years.

The Committee will have the power and authority to select and grant to participants the following types of awards:

1.
Options give the Participant the right to purchase Company stock at a given price over an extended period of time. Incentive Stock Options (ISOs) are within the definition of IRS §422. In the case of an ISO granted to a Participant who is a 10% shareholder on the grant date, the exercise price shall be at least 110% of the fair market value.

2.
Share Appreciation Rights (SARs) provide the Participant with a cash (or shares) payment based on the increase in the value of a stated number of shares over a specific period of time. A participant may wish to use an IRS §83(b) election, which will allow the Participant to recognize the value of the SARs as income upon the purchase of the stock.

3.
Restricted Shares and Restricted Share Units (RSUs) are shares of stock for which a Participant is eligible after certain restrictions are fulfilled. Restrictions are pursuant to the Awards Agreement. The Participant shall receive unrestricted shares (or cash) in settlement of the award. Restricted Shares, RSUs and Unrestricted Shares are not inconsistent with the Plan. If the shares are purchased and forfeited for any reason, the purchase price is refunded to the Participant and the shares of stock remain with the Company.

4.
Deferred Stock Units (DSUs) are permitted within the Plan guidelines. The Committee may permit select eligible persons who are Directors or members of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect to forego the receipt of cash or other compensation in lieu thereof to have the Company credit to an internal Plan account the number of DSUs deferred. DSUs are 100% vested at all times.

5.
Performance and cash-settled awards are based on achievement of performance measures for a performance period in relation to a performance formula. The maximum award will be 10,000,000 shares or $1.0 million. The award may be deferred.

6.
Dividend Equivalent Rights give the Participant the right to receive a payment, in shares or in cash that is equivalent to the value of dividends declared on shares as of all dividend payment dates. The award is paid on the record date of dividends and is pursuant to the Awards Agreement.

DIRECTOR COMPENSATION

Directors who are also employees of AERT or H.I.G. Capital, LLC are not entitled to any additional compensation by virtue of service as a director, except for reimbursement of any specific expenses attributable to such service.

Dr. Richardson, as an independent, non-employee director, received director’s fees of $21,750 for the year ending December 31, 2013.

EXECUTIVE OFFICER COMPENSATION

On March 12, 2012, the Company entered into employment agreements with Joe G. Brooks, Chairman and then Chief Executive Officer, Timothy D. Morrison, then President, and J. R. Brian Hanna, Chief Financial Officer. Mr. Brooks’ agreement was effective March 12, 2012 and expires on March 12, 2015 while those of the Mr. Morrison and Mr. Hanna were effective January 1, 2012 and expire on January 1, 2015. All three agreements automatically renew on the same terms and conditions for additional one-year periods unless the Company or Executive gives the other party written notice of its election not to renew the employment period at least 60 days prior to the renewal date.

The Employment Agreements provide that Messrs. Brooks, Morrison, and Hanna will each receive an annual base salary of $230,000, $235,000, and $220,000 respectively with an annual bonus potential for each based on performance goals and criteria approved by the Compensation Committee of the Board of Directors of the Company. All three executives are eligible to participate in the Company’s equity incentive plan which will be subject to customary vesting, buy back, and other provisions as determined by the Compensation Committee.

As a result of the August 8, 2013 change in management of the Company, Timothy D. Morrison’s base pay was increased, by Board approval, to $260,000, annually.

On August 8, 2013, the Company entered into an employment agreement with Randy G. Gottlieb, President. The agreement is effective for two years and will automatically renew on the same terms and conditions for additional one-year periods unless the Company or the Executive gives the other party written notice of its election not to renew the employment period at least 60 days prior to the renewal date.

In addition to the Base Salary, each of the foregoing executives is eligible to receive discretionary awards as outlined in “Setting Executive Compensation”, preceding.

Executive compensation - 2013

For the year ended December 31, 2013, the ratio of chief executive officer compensation to the total salaries and wages paid (excluding the chief executive officer) was less than 6:1. The average annual remuneration for all employees, excluding the chief executive officer, for the year ended December 31, 2013 was $39,572. The following chart shows a five-year comparison of the aggregate compensation the Company paid its executive officers versus the net income (loss) before preferred dividends and income tax.

The following table sets forth the aggregate compensation the Company paid each of the two years ended December 31, 2013 and 2012 to the Chief Executive Officers, the Chief Financial Officer, and the President.

Summary Compensation Table

		Salary	Bonus	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)
Timothy D. Morrison	2013	243,654	100,000	-	343,654
Chief Executive Officer	2012	233,654		-	233,654
Randall G. Gottlieb	2013	72,693	-		72,693
President	2012	-	-	-	-
J. R. Brian Hanna	2013	220,000	100,000	260	320,260
Chief Financial Officer	2012	218,654		260	218,914
Joe G. Brooks	2013	230,000	30,000	285	260,285
Chairman (former Chief Executive Officer)	2012	220,769	-	4,787	225,556

Equity Compensation Plan Information

The following table provides information as of December 31, 2013, regarding shares outstanding and available for issuance under our 2012 stock compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)*
2012 Equity compensation plans approved by security holders	-	N/A	40,000,000
Equity compensation plans not approved by security holders	-	N/A	-
	-	-	40,000,000
____________________
* The amount in this column represents the sum of restricted stock units available for grant or available to be issued.

401(k) Plan

The Company sponsors the A.E.R.T. 401(k) Plan (the Plan) for the benefit of all eligible employees. The Plan qualifies under Section 401(k) of the Internal Revenue Code thereby allowing eligible employees to make tax-deferred contributions to the Plan. The Plan provides that the Company may elect to make discretionary-matching contributions equal to a percentage of each participant’s voluntary contribution. The Company may also elect to make a profit sharing contribution to the Plan. The Company approved a discretionary match of $19 thousand during the year ended December 31, 2013.

Limited Liability of Officers and Directors

The Delaware Supreme Court has held that a director’s duty of care to a corporation and its stockholders requires the exercise of informed business judgment. Having become informed of all material information reasonably available to them, directors must act with requisite care in the discharge of their duties. The Delaware general corporation law permits a corporation through its certificate of incorporation to exonerate its directors from personal liability to the corporation or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the directors’ duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declarations of dividends and transactions from which the directors derived an improper personal benefit. The Company’s certificate of incorporation exonerates its directors, acting in such capacity, from monetary liability to the extent permitted by this statutory provision. The limitation of liability provision does not eliminate a stockholder’s right to seek non-monetary, equitable remedies such as injunction or rescission to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations and there may be instances in which no effective remedy is available.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires AERT’s executive officers and directors, and persons who own more than ten-percent of a registered class of the Company’s securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and National Association of Securities Dealers. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all forms filed pursuant to Section 16(a). Based on a review of the copies of such forms received by it, the Company believes that during the fiscal year ended December 31, 2013; all Section 16(a) filing requirements were met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, the Company may enter into transactions with related parties. In reviewing a transaction or relationship, the Board as a whole, with the interested parties recusing themselves, will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than to an unaffiliated third party under similar circumstances, as well as the extent of the related party’s interest in the transaction. For each of the following related party transactions, the Board determined that the transaction was negotiated at arm’s length and on no more favorable terms than to an unaffiliated party.

Leases

In December 2007, the Company entered into a 20-year lease for an existing 16 building complex on 60 acres in Adair County, Oklahoma near the town of Watts, for construction of a waste plastic washing, recycling, and reclamation facility. The property was leased from Razorback Farms, a corporation controlled by Marjorie S. Brooks, a former director and the mother of Joe Brooks, President of the Board of Directors. Lease payments commenced on January 1, 2009, and were equal to $0.0075 per one pound of recycled resin produced from the Production facility, with a minimum rent of $1,000 per month. The throughput or production rent was due quarterly and was capped throughout the term of the lease not to exceed $450,000 per year.

In March 2013, the Company purchased the 60 acres in Adair County from Razorback Watts. As a result of the transaction, no rent expense was recognized in 2013.

Recapitalization Transactions

The Company consummated the Recapitalization Transactions with H.I.G. and other existing preferred stockholders of the Company on March 18, 2011. Pursuant to the Recapitalization Transactions, H.I.G. was issued (i) a Series A Term Note (“Series A Note”) in the aggregate principal amount of $10,000,000, (ii) a Series B Senior Term Note (“Series B Note”, and collectively with the Series A Note, the “Notes”) in the aggregate principal amount of $9,000,000 (or such lesser amount as is actually borrowed there under), and (iii) 20,524.149 shares of Series E Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series E Preferred Stock”), in exchange for $32,620,816 of H.I.G.’s existing secured debt in the Company, including interest accrued through March 17, 2011, and H.I.G. making approximately $6.9 million in additional new capital available to the Company. The aggregate principal amount outstanding under the Series A Note and the Series B Note upon consummation of the Recapitalization Transactions was $17,596,667.

Under the Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of the Company filed on March 17, 2011 with the Delaware Secretary of State, H.I.G. has the right to designate four out of seven directors, representing a majority of the Company’s Board of Directors. On March 16, 2011, the Company’s Board of Directors approved the appointment of Michael R. Phillips, an affiliate of H.I.G., to the Board of Directors, effective as of the closing of the Recapitalization Transactions, to fill a vacancy. The Company entered into an Indemnity Agreement dated March 18, 2011with Mr. Phillips, entitling Mr. Phillips to indemnification, defense and advancement of expenses by the Company in connection with his service as a director of the Company. In addition, H.I.G.’s three other designees for director, Todd J. Ofenloch, Bobby J. Sheth and Jackson S. Craig, are also affiliates of H.I.G.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

The information below sets forth the fees charged by HoganTaylor LLP during 2013 and 2012 for services provided to the Company in the following categories and amounts:

	2013	2012
Audit fees	$137,200	$135,100
Audit-related fees	9,750	9,500
Tax fees	12,000	14,000
All other fees	-	2,400
	$158,950	$161,000

Audit fees include amounts charged for the audit of the financial statements as of and for the year ended December 31, 2013, along with fees for the review of the financial statements for the quarters ended March 31, 2013; June 30, 2013; and September 30, 2013. Audit-related fees include the audit of the financial statements of the AERT, Inc. 401(k) Plan and review of SEC comment letters. Other fees include consulting services provided to improve efficiencies related to internal controls. Tax fees were paid primarily for preparation of federal and state tax returns, along with consulting services related to certain tax issues.

Pre-Approval Policy

All of HoganTaylor LLP’s fees for 2013 and 2012 were pre-approved by the Audit Committee in accordance with its policy by a formal engagement letter with HoganTaylor LLP.

PROPOSALS FOR SHAREHOLDER CONSIDERATION

Proposal 1:  Election of Directors

The Company currently has seven directors. Three nominees are standing for election at the June 19, 2014 annual meeting of stockholders.

Holders of shares of outstanding Class A and Class B common stock and Series E preferred stock voting together as a single class are to elect the three members to the Board of Directors. To be elected, each director must receive a plurality of the votes cast at the annual meeting. All directors serve for a term of one year and until their successors are duly elected and qualified. Each outstanding share of Class A common stock entitles the holder thereof to one vote with respect to the election of each of the seven director positions to be filled. Each share of outstanding Class B common stock entitles the holder thereof to five votes with respect to the elections of each of the seven director positions to be filled, and each outstanding share of Series E preferred stock is entitled to a number of votes equal to the number of common shares into which it is then convertible (currently 13,333 votes per share of Series E preferred stock) with respect to the election of each of the director positions to be filled.

Pursuant to the Series E Designation, which was filed with the Delaware Secretary of State on March 17, 2011 as an amendment to the Company’s Certificate of Incorporation, H.I.G. has the exclusive right as holder of the Series E Preferred stock to vote separately as a single class to elect (i) for so long as there remain outstanding shares of Series E Preferred Stock representing at least twenty percent (20%) of the outstanding shares of common stock, four out of seven directors and (ii) for as long as any shares of Series E Preferred Stock remain outstanding but such outstanding shares of Series E Preferred Stock do not satisfy the provisions of clause (i) above, one of the Company’s seven directors. Each committee of the Board shall include at least one Series E Director. All Series E Directors shall be elected by the affirmative vote of the required holders either at meetings of stockholders at which directors are elected, a special meeting of the holders of the Series E Preferred Stock, or by written consent without a meeting.

The form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. If you withhold authority to vote your shares, such vote will be treated as an abstention and, accordingly, your shares will neither be voted for or against a director but will be counted for quorum purposes.

Required Vote

The three nominees for director are: Joe G. Brooks, Timothy D. Morrison, and Vernon J. Richardson. All of the nominees for director are presently serving as directors of the Company. Currently, Joe G. Brooks is Chairman and Timothy D. Morrison is Chief Executive Officer.

In the event one or more nominees become unavailable for election, votes will be cast, pursuant to authority granted by the proxy, for such substitute nominees as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve, if elected.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE THREE NOMINEES NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Proposal 2:  Approval, on an advisory basis,  of compensation for the named executive officers. Pursuant to Section 14a(21)(a), AERT is required to provide its shareholders the opportunity to vote on the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

The compensation package offered to the named executive officers include:

•	Base salary,
•	Participation in the Company’s equity incentive plan,
•	Reimbursement for all reasonable expenses incurred in the course of performance of duties and responsibilities,
•	Annual bonus based on personal performance and the Company achieving certain financial and operating goals.

Salaries for named executive officers approved by the Board of Directors at the January 16, 2014 meeting were:

Name	Position	Salary
Timothy D. Morrison	Chief Executive Officer	$260,000
J. R. Brian Hanna	Chief Financial Officer	$230,000
Randall D. Gottlieb	President	$210,000

Required Vote

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS APPROVE, ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Proposal 3:  Advisory vote on the frequency of holding an advisory vote on executive compensation. Pursuant to Section 14a(21)(b), AERT is required, no less than every six calendar years, to provide a separate shareholder vote on the compensation required by Section 14A(a)(1) every 1, 2, or 3 years.

Required Vote

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE THAT EXECUTIVE COMPENSATION BE APPROVED EVERY THREE CALENDAR YEARS. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

Subject to ratification by the stockholders, the Board’s Audit Committee has selected HoganTaylor LLP to be AERT’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014. The Audit Committee may terminate the appointment of HoganTaylor LLP as independent registered public accounting firm without stockholder approval whenever the Audit Committee deems necessary or appropriate.

Representatives of HoganTaylor LLP are expected to attend the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Required Vote

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the meeting. In the event that the Company’s stockholders fail to ratify the appointment of HoganTaylor LLP, the selection of the Company’s independent registered public accounting firm will be submitted to the Company’s Audit Committee for reconsideration.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

COST AND METHOD OF PROXY SOLICITATION

The Company will pay the cost of proxy solicitation. In addition to notices sent by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send the necessary materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing.

ADDITIONAL INFORMATION AVAILABLE

Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2013 annual report on Form 10-K, as filed with the SEC, including the financial statements and schedules. The written request should be sent to investor relations, at the Company’s executive office. The written request must state that, as of April 21, 2014, the person making the request was a beneficial owner of capital stock of the Company.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Investor Relations,    914 N. Jefferson St., Springdale, Arkansas 72764, by registered, certified, or express mail.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2015

If you want to present a proposal for possible inclusion in the Company’s proxy statement for the annual meeting of stockholders in 2015, you may do so by following the procedures described in SEC Rule 14a-8 by sending the proposal to Secretary of the Company, 914 N. Jefferson St., Springdale, Arkansas 72764, by registered, certified, or express mail. Proposals must be received on or before December 31, 2014. This date is determined by the Board and is based on SEC Rule 14a-8, which states proposals for a regularly scheduled annual meeting must be received at the Company’s principal executive offices not less than 120 calendar days before the release date of the previous year’s annual meeting proxy statement.

OTHER MATTERS

The Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

Joe G. Brooks
Chairman
Dated: April 23, 2014

Advanced Environmental Recycling Technologies, Inc. 914 N.JEFFERSON STREET SPRINGDALE, AR 72764
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		[ ]	[ ]	[ ]

1.	Election of Directors
Nominees

01 Joe G. Brooks 02 Timothy D. Morrison 03 Vernon J. Richardson

The Board of Directors recommends you vote FOR the following proposal:
						For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of the Company's named executive officers.					[ ]	[ ]	[ ]

The Board of Directors recommends you vote 3 YEARS on the following proposal:

3.	Advisory vote on frequency of holding an advisory vote on executive compensation.				3 years	2 years	1 year	Abstain
					[ ]	[ ]	[ ]	[ ]
The Board of Directors recommends you vote FOR the following proposal:
						For	Against	Abstain
4.	Ratification of HoganTaylor LLP, independent registered public accountants, as the Company's auditors.					[ ]	[ ]	[ ]

NOTE: The undersigned acknowledges receipt of the formal notice of such meeting and the 2013 Annual Report of the Company.

For address change/comments, mark here.				[ ]
(see reverse for instructions)
		Yes	No
Please indicate if you plan to attend this meeting		[ ]	[ ]

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 19, 2014

The undersigned hereby appoints Joe G. Brooks, as proxy, with full power to appoint his substitute, and hereby authorizes such proxy to represent and vote, as designated on this proxy, all shares of common stock and preferred stock of Advanced Environmental Recycling Technologies, Inc. held of record by the undersigned on the record date April 21, 2014 at the annual meeting of stockholders of the Company to be held in the Corporate Office of AERT on Thursday, June 19, 2014 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1, 2, 4 and 3 years for proposal 3. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 19, 2014
Meeting Information
ADVANCED ENVIRO. RECYCLING TECH., INC.	Meeting Type: Annual Meeting
For holders as of: April 21, 2014
Date: June 19, 2014 Time: 10:00 AM CDT
	Location:	Corporate Office
914 N. Jefferson St Springdale, AR 72764
Advanced Environmental Recycling Technologies, Inc. 914 N.JEFFERSON STREET SPRINGDALE, AR 72764
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this  notice  to  vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

--- Before You Vote ---
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. Form 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
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* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 05, 2014 to facilitate timely delivery.

--- How To Vote ---
Please Choose One of the Following Voting Methods
Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote
FOR the following:
1.	Election of Directors
	Nominees
01	Joe G. Brooks	02	Timothy D. Morrison	03	Vernon J. Richardson

The Board of Directors recommends you vote FOR the following proposal:
2.	To approve, on an advisory basis, the compensation of the Company's named executive officers.

The Board of Directors recommends you vote 3 YEARS on the following proposal:
3.	Advisory vote on frequency of holding an advisory vote on executive compensation.

The Board of Directors recommends you vote FOR the following proposal:
4.	Ratification of HoganTaylor LLP, independent registered public accountants, as the Company's auditors.

NOTE: The undersigned acknowledges receipt of the formal notice of such meeting and the 2013 Annual Report of the Company.